Sub-Item 77Q1: Exhibits.

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

Amendment No. 31 to the Agreement and Declaration of Trust of the Trust, dated November 9, 2012, is incorporated herein by reference to Exhibit (a)(32) in Registrant’s Post-Effective Amendment No. 93 filed with the Commission on December 10, 2012 (Accession No. 0001193125-12-495705).

Amendment No. 32 to the Agreement and Declaration of Trust of the Trust, dated February 15, 2013, is incorporated herein by reference to Exhibit (a)(33) in Registrant’s Post-Effective Amendment No. 95 filed with the Commission on March 22, 2013 (Accession No. 0001193125-13-121464).